Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTIONS 1350
(Section 906 Of The Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of Recom Managed Systems, Inc. (the “Company”) on Form 10-QSB for the quarter ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2004
By: /s/ Marvin H. Fink
Marvin H. Fink
President
(chief executive officer)